Exhibit 5.2

May 18, 2012

Atlantic Power Corporation
200 Clarendon Street, Floor 25
Boston, MA 02116

Dear Sirs/Mesdames:

Re:                             Atlantic Power Corporation

We are acting as special counsel in British Columbia to Atlantic Power Corporation (the “Company”), Atlantic Power Services Canada GP Inc. (“APS Canada GP”) and Atlantic Power GP Inc. (“AP GP Inc.” and, together with APS Canada GP, the “B.C. Guarantors”) in connection with a Registration Statement on Form S-4, as amended or supplemented (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission relating to the registration of the offer by the Company to exchange up to US$460 million aggregate principal amount of the Company’s 9% Senior Notes due 2018 (the “Exchange Notes”) for the Company’s existing 9% Senior Notes due 2018 (the “Old Notes”).  The Old Notes are, and the Exchange Notes are to be, guaranteed by certain subsidiaries of the Company, including the B.C. Guarantors.  The Exchange Notes are to be issued in accordance with the provisions of the indenture dated as of November 4, 2011 among the Company, each of the guarantors party thereto and Wilmington Trust, National Association, as Trustee, as amended by the first supplemental indenture dated as of November 5, 2011 and the second supplemental indenture dated as of November 5, 2011 (the “Indenture”), as contemplated by the registration rights agreement (the “Registration Rights Agreement”) dated as of November 4, 2011 among the Company, the guarantors party thereto, Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as representatives of the several initial purchasers described therein.  The guarantee of the Exchange Notes (the “Guarantee”) by the B.C. Guarantors is to be issued in accordance with the provisions of the Indenture and the Registration Rights Agreement.

In acting as special British Columbia counsel to the Company and the B.C. Guarantors, we have examined such records and proceedings of the Company and the B.C. Guarantors, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials, which certificates include but are not limited to certificates of good standing for each of the Company and the B.C. Guarantors dated as of May 17, 2012, and certificates of officers or directors of the Company and the B.C. Guarantors, the constating documents of each of the Company and the B.C. Guarantors and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

The opinion set out below is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (“Applicable Law”) as of the date of this opinion letter. In particular, to the extent that Applicable Law would require the application of the laws of any other jurisdiction, no opinion is expressed as to the laws of such other jurisdiction, and we disclaim any obligation to advise the addressees or any other person of any change in law or any fact which may come or be brought to our attention after the date of this opinion.

In rendering the opinion expressed herein, we have assumed, with respect to all documents examined by us, the legal capacity of all individuals to execute and deliver such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic or photocopied copies.

We have relied exclusively upon the officer’s certificates of the Company and each of the B.C. Guarantors with respect to the accuracy of all factual matters contained therein.

Based upon and relying on the assumptions set out above, we are of the opinion that:

1.                                       Each of the Company and the B.C. Guarantors validly exists under British Columbia law and is in good standing under British Columbia law with respect to filing of annual reports;

2.                                       The Company has the requisite corporate power and capacity to execute and deliver the Exchange Notes, and to perform its obligations thereunder;

3.                                       Each of the B.C. Guarantors has the requisite corporate power and capacity to enter into, execute and deliver the Guarantee and to perform each of their obligations thereunder; and

4.                                       The issuance of the Exchange Notes upon exchange of the Old Notes as provided by the Indenture has been duly authorized by all necessary corporate action of the Company and the Guarantee has been duly authorized by all necessary corporate action of each of the B.C. Guarantors.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.

Yours very truly,

/s/ Goodmans

May 18, 2012

Atlantic Power Corporation
200 Clarendon Street, Floor 25
Boston, MA 02116

Dear Sirs/Mesdames:

Re:                             Atlantic Power Corporation

We are acting as special Ontario counsel to Atlantic Power Corporation (the “Company”), Atlantic Power Services Canada LP (“APS Canada LP”) and Atlantic Power Limited Partnership (“APLP” and, together with APS Canada LP, the “Ontario Guarantors”) in connection with a Registration Statement on Form S-4, as amended or supplemented (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission relating to the registration of the offer by the Company to exchange up to US$460 million aggregate principal amount of the Company’s 9% Senior Notes due 2018 (the “Exchange Notes”) for the Company’s existing 9% Senior Notes due 2018 (the “Old Notes”).  The Old Notes are, and the Exchange Notes are to be, guaranteed by certain subsidiaries of the Company, including the Ontario Guarantors.  The Exchange Notes are to be issued in accordance with the provisions of the indenture dated as of November 4, 2011 among the Company, each of the guarantors party thereto and Wilmington Trust, National Association, as Trustee, as amended by the first supplemental indenture dated as of November 5, 2011 and the second supplemental indenture dated as of November 5, 2011 (the “Indenture”), as contemplated by the registration rights agreement (the “Registration Rights Agreement”) dated as of November 4, 2011 among the Company, the guarantors party thereto, Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as representatives of the several initial purchasers described therein.  The guarantee of the Exchange Notes (the “Guarantee”) by the Ontario Guarantors is to be issued in accordance with the provisions of the Indenture and the Registration Rights Agreement.

In acting as special Ontario counsel to the Company and the Ontario Guarantors, we have examined such records and proceedings of the Company and the Ontario Guarantors, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Company and the Ontario Guarantors and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

The opinion set out below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein (“Applicable Law”) as of the date of this opinion letter.  In particular, to the extent that Applicable Law would require the application of the laws of any other jurisdiction, no opinion is expressed as to the laws of such other jurisdiction.

In rendering the opinion expressed herein, we have assumed, with respect to all documents examined by us, the legal capacity of all individuals to execute and deliver such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic or photocopied copies.

We have relied exclusively upon the officer’s certificates of each of the Ontario Guarantors with respect to the accuracy of all factual matters contained therein.

Based upon and relying on the assumptions set out above, we are of the opinion that:

1.                                       APS Canada LP is a limited partnership formed and existing under the laws of the Province of Ontario;

2.                                       Atlantic Power Services Canada GP Inc. has the power and authority under the first amended and restated limited partnership agreement dated November 2, 2011 for APS Canada LP, in its capacity as the general partner of APS Canada LP, to execute and deliver the Guarantee and to perform the obligations of APS Canada LP thereunder;

3.                                       APLP is a limited partnership formed and existing under the laws of the Province of Ontario;

4.                                       Atlantic Power GP Inc. has the power and authority under the amended and restated limited partnership agreement dated November 5, 2011 for APLP, in its capacity as the general partner of APLP, to execute and deliver the Guarantee and to perform the obligations of APLP thereunder; and

5.                                       the Guarantee has been duly authorized by all necessary action of each of the Ontario Guarantors.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.

Yours very truly,

/s/ Goodmans LLP